Registrant’s Form of Certificate for Class A Ordinary Shares

Exhibit 4.2

Name of Company:
AMBOW EDUCATION HOLDING LTD.	AMBOW EDUCATION HOLDING LTD. (Incorporated under the laws of the Cayman Islands)

	Number [ ]	Shares -[ ]-

Number:

US$125,000 Share Capital divided into 1,000,000,000 Class A Ordinary Shares of a nominal or par value of US$0.0001 each, 200,000,000 Class B Ordinary Shares of a nominal or par value of US$0.0001 each and 50,000,000 Preferred Shares of a nominal or par value of US$0.0001

Shares:
-[no. of shares ]-	THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Shares in the above-named Company subject to the memorandum and articles of association thereof.

Issued to:
[name of shareholder]

Dated
[ ] 2010	EXECUTED for and on behalf of the Company on [ ] 2010.

Transferred from:

DIRECTOR

TRANSFER

I	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

shares standing in my name in the

undertaking called AMBOW EDUCATION HOLDING LTD.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor